Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-149138) on Form S-8 of Masimo Corporation of our report dated June 30, 2009, relating to our audit of the Masimo Corporation Retirement Savings Plan financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Masimo Corporation for the year ended December 31, 2008.

/s/    McGladrey & Pullen, LLP

Irvine, California

June 30, 2009